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                                                                   EXHIBIT 10.70

                               November 20, 1998


Weston Presidio Capital III, L.P.
343 Sansome Street
San Francisco, CA  94103

     Re:  Management Rights

Gentlemen:

     This letter will confirm our agreement that pursuant to your purchase of shares of Series A Redeemable Convertible Preferred Stock of Intellysis Group, Inc. (the "Company"), Weston Presidio Capital III, L.P. ("WPC III") will be entitled to the following contractual information and management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in the current financing:

          1. The Company shall provide to WPC III, within 30 days of the end of each calendar year, a list of all holders of equity interests and rights to acquire equity interests in the Company as of the end of such year, and the type and amount of such securities held by each such holder.


          2. WPC III shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with a representative(s) of WPC III regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.


          3. WPC III may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided and provided further that, if requested by the Company, a confidentiality agreement in form reasonably acceptable to the Company is executed by WPC III.
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     4. If WPC III is not represented on the Company's Board of Directors, the
Company shall give a representative of WPC III copies of all notices, minutes, consents, and other material that it provides to its directors; provided,
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however, that the Company reserves the right to exclude such
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representative from access to any material or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons; and provided further that
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the Company need not provide such information to such representative if the
Company is registered under, and subject to the reporting requirements of, the Securities Exchange Act of 1934, as amended. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board of Directors with respect to WPC III concerns regarding significant business issues facing the Company.

     The rights described herein shall terminate and be of no further force or effect upon the later of conversion of the Series A Redeemable Convertible Preferred Stock into Common Stock or the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 in connection with the firm commitment underwritten offering of its securities to the general public.

                                         Very truly yours,

                                         INTELLISYS GROUP, INC.


                                         By: /s/ Donald J. Esters
                                            ----------------------------

                                         Title:  Chairman
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AGREED AND ACCEPTED THIS 20th DAY OF NOVEMBER, 1998.
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WESTON PRESIDIO CAPITAL III, L.P.
By:  Weston Presidio Capital III, LLC


By: /s/ Philip Halperin
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Title:   General Partner
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